Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-KSB) of Oragenics, Inc. of our report dated January 28, 2005, with respect to the 2004 financial statements of Oragenics, Inc.

We consent to the incorporation by reference in the following Registration
Statements:

     (i) Registration Statement (Form S-8 No. 333-110646) of Oragenics, Inc. pertaining to the Oragenics, Inc. 2002 Stock Incentive Plan;
     (ii) Post Effective Amendment No. 1 to the Registration Statement on Form S-3 to Form SB-2 (No. 333-100568) and related Prospectus of Oragenics, Inc. for the registration of 297,724 shares of its common stock issuable upon exercise of warrants; and
     (iii) Registration Statement (Form S-3 No. 333-131015) and related Prospectus of Oragenics, Inc. for the registration of 7,205,000 shares of its common stock:

of our report dated January 28, 2005, with respect to the financial statements of Oragenics, Inc. included in this Annual Report (Form 10-KSB) of Oragenics, Inc.


                                                           /s/ Ernst & Young LLP

Certified Public Accountants
Tampa, Florida
March 6, 2006